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                                                                   Exhibit 10.39

                                     NORCAL

                   DEFERRED COMPENSATION AND STOCK OPTION PLAN

                  This Deferred Compensation and Stock Option Plan (the "Plan") is adopted by Norcal Waste Systems, Inc., a California corporation (the "Company") effective as of June 4, 1996. The Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1970, as amended ("ERISA"), and is intended to be a Top Hat Plan, described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

A.       PARTICIPATION

         1. This Plan is intended to provide benefits to Donald Moriel (the "Employee"), a key employee of the Company who is entering into an employment agreement with the Company as of the effective date of this Plan.

         2. The Company intends to provide the Employee with a retirement annuity and options to purchase shares of the Company's common stock upon the terms and conditions set forth in this Plan.

         3. The Company also wishes to adopt certain restrictions upon the provision of benefits hereunder in order to protect the goodwill and business of the Company, to provide for the orderly sale of shares acquired pursuant to the Plan by the Employee upon his termination of employment, and to protect the Company from the divisive results that may occur upon the acquisition of stock by third parties who may not be compatible with the remaining shareholders.

B.       ADMINISTRATION; DEFINITIONS

         1. The Compensation Committee is the Plan Administrator and shall be responsible for interpreting the Plan and implementing any change in Plan provisions. The Compensation Committee may delegate to any other individual or committee responsibility for the administration of the Plan. Annuity benefits shall be provided through direct payments by the Company from its general assets, and the issuance of shares pursuant to the exercise of an option shall be from the Company's authorized but unissued shares. The Compensation Committee has full discretion and authority to interpret the Plan and make all determinations relating to eligibility for and the payment of benefits under the Plan.


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The Compensation Committee's interpretations and exercise of discretion hereunder shall be final and binding on all persons claiming benefits under the Plan.

         2. Capitalized terms not otherwise defined in this Plan have the meanings set forth in Exhibit A attached hereto.

C.       DEFERRED COMPENSATION

         1. Employee will defer $50,000 per year of his basic salary pursuant to the terms of this Section C. Such deferrals will begin on June 1, 1996 and will continue until the termination of Employee's employment with the Company for any reason, including Employee's Retirement. Such deferrals will accrue proportionately on a daily basis, will be fully vested on such basis, and will not be subject to forfeiture.

         2. Such deferrals will accrue interest at a rate of 8% per year, compounded quarterly.

         3. The Company will distribute such deferred compensation (including accrued interest) to Employee at the rate of $30,000 per year, which will be distributable in quarterly amounts of $7,500 on the first day of each calendar quarter, beginning with the first day of the calendar quarter following the termination of Employee's employment with the Company for any reason, including Employee's Retirement. Notwithstanding the foregoing sentence, the Company may make earlier distributions to Employee if and to the extent Employee has a financial hardship due to an Unforeseeable Emergency.

         4. At the time of deferral, the Company may deduct from Employee's deferred compensation, any employment or other taxes which are then due on amounts which Employee has elected to defer. The Company may deduct from distributions to Employee under this Section C amounts owed by Employee to the Company and amounts that the Company is required to withhold and pay, either to governmental agencies on behalf of Employee or under court order to any person.

         5. This deferred compensation will be unfunded for tax purposes and for purposes of Title I of ERISA. Any salary deferred under this Section C will be held in the name of the Company, will continue for all purposes to be part of the general funds of the Company, and will remain assets of the Company subject to claims of unsecured general creditors of the Company.

         6. Employee will have the right to designate a primary beneficiary (and a secondary beneficiary in the event that


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the primary beneficiary fails to survive Employee), and to amend or revoke such designation at any time, in writing. Such designation, amendment or revocation will be effective upon receipt by the Company. If Employee does not designate his spouse as primary beneficiary, Employee's spouse must consent to the beneficiaries designated by Employee.

         7. Although this Section C is intended to provide tax benefits for Employee, the Company does not guarantee any particular tax treatment. Accordingly, Employee should consult his own financial and tax advisors concerning any deferral to be made pursuant to this Section C.

D.       RETIREMENT ANNUITY

         1. Subject to Section F below, in consideration of the Employee's agreement to retire at age 65 and the execution and delivery of a Release when Employee turns 65, the Employee will be entitled to a single life annuity (the "Retirement Annuity"), payable quarterly until Employee's death, in the amount of $50,000 per year, less the aggregate amount of benefits the Employee receives from other retirement plans of the Employer (which are expected to be approximately $11,000 at Employee's Retirement and which do not include the health benefits and COBRA reimbursement Employee and his family are entitled to receive pursuant to Sections 2.3(a) and 3.4(b)(ii) of the Employment Agreement). Such payments will be made on the first day of each calendar quarter, beginning July 1, 1999. Employee's heirs are entitled to that portion of the Retirement Annuity that has accrued, but remains unpaid, at the time of Employee's death. Employee will forfeit all rights or interests in the Retirement Annuity if Employee's employment with the Company is terminated with Cause or because of death, voluntary resignation or for any reason other than Retirement, Disability or termination without Cause.

E.       STOCK OPTION AGREEMENT.

         1. Grant of Option. Pursuant to the terms of this Plan, the Company hereby grants the Employee a Nonqualified Stock Option (the "Option") to purchase from the Company all or any part of an aggregate of 300,000 shares of the Company's common stock (the "Shares") at an exercise price of $4.89 per Share.

         2. Vesting of Option.

           (a) General. Subject to Sections E.2(b) and E.2(c) below, as long as the Employee remains employed by the Company, the Option will become exercisable ("Vest") on the following dates (each a "Vesting Date"):



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
                                           Cumulative              Cumulative
                                         Percentage of              Number of
                  Date                   Shares Vested            Shares Vested
                  ----                   -------------            -------------
Before September 30, 1996                       0%                     -0-
September 30, 1996                             30%                    90,000
September 30, 1997                             60%                   180,000
September 30, 1998                             90%                   270,000
May 27, 1999                                  100%                   300,000
(Employee's 65th birthday)

           (b) Acceleration. If the Employee's employment with the Company is terminated because of Disability or death, 100% of the Employee's Shares will Vest on such Termination Date.

           (c) Employment Termination. If the Employee's employment with the Company is terminated because of Employee's resignation or for any reason other than Disability or death, the Vesting process will terminate on such Termination Date. Notwithstanding the foregoing sentence, if the Employee's employment with the Company is terminated without Cause or because of Disability, unvested Shares that would otherwise Vest on the next Vesting Date will Vest on such Termination Date pro rata based upon the number of days between the last Vesting Date and such Termination Date.

        3. Term of Option.

           (a) General. Subject to the other terms of this Plan, regardless of whether Employee's employment or consulting with the Company is terminated without Cause or because of death, Disability, Retirement or voluntary resignation, the Optionholder may exercise this Option to purchase all or any portion of the Shares that have Vested at any time on or before September 30, 2002.

           (b) Termination for Cause. Upon Termination of Service for Cause, the Option will immediately expire, and no rights thereunder may be exercised.

           (c) Corporate Transactions. Notwithstanding any other provision of this Plan, in the event of a Corporate Transaction, the Company shall either (i) require the successor entity to (A) assume the Option or (B) substitute a comparable option of such successor entity (or any of its affiliated entities), or (ii) notify the Optionholder at least 30 days before the Corporate Transaction so that the Optionholder will have an opportunity to purchase all or part of the Vested Shares prior to the consummation of such Corporate Transaction, at which time the Option will be


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cancelled and the Optionholder will have no right to purchase the unvested
Shares or any Vested Shares that were not purchased prior to the consummation of the Corporate Transaction.

        4. Exercise of Option.

           (a) Notice of Exercise. To purchase all or part of the Vested Shares at any time, the Optionholder must deliver to the Company a Release and a written notice substantially in the form attached hereto as Exhibit B (the "Exercise Notice").

           (b) Payment Alternatives. The Optionholder, at his election, may pay for the Shares by any of the following means (or any combination of the following means), provided that such payment alternative is legally permissible and does not cause material adverse accounting consequences for the Company:

               (i) Cash or cash equivalents.

               (ii) Payment with a nonrecourse promissory note secured by the purchased Shares, with the principal amount of such note not greater than 60% of the Fair Market Value of such Shares. Such note will bear interest at the BankAmerica reference rate, payable annually in arrears; principal will be payable in five equal annual installments, beginning on the first anniversary date of the note; principal and all accrued interest will be due and payable if and when the Shares are sold.

               (iii) Payment by surrender of Shares already owned by the Optionholder, with such Shares having a Fair Market Value equal to the Exercise Price of the Shares being purchased and any applicable withholding taxes.

               (iv) Payment by cancellation of Shares that have Vested but that have not been purchased by the Optionholder, with the spread on such Shares (i.e., the amount by which the Fair Market Value exceeds the Exercise Price) being equal to the Exercise Price of the Shares being purchased and any applicable withholding taxes.

               (v) If a public market for the Company's stock exists, payment through a "same day sale" commitment from Optionholder and an NASD dealer, whereby Optionholder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and the NASD dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.


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               (vi) If a public market for the Company's stock exists, payment through a "margin" commitment from Optionholder and an NASD dealer, whereby Optionholder irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price, and the NASD dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

           (c) Closing. The purchase and sale of any shares upon exercise of this Option will take place as promptly as reasonably possible after the delivery of the completed Exercise Notice to the Company, or at such other time as is agreed upon by the Company and the Optionholder. At the closing, the Optionholder will deliver to the Company the aggregate purchase price for the Shares being purchased, and the Company will deliver to the Optionholder a stock certificate for the Shares purchased.

           (d) Withholding Taxes. To the extent required by applicable federal, state or local law, the Optionholder will make arrangements satisfactory to the Company for the payment of any withholding tax obligation that arises because of the exercise of this Option.

           (e) S-8 Registration Statement. The Company agrees to use its best efforts to register the Option and the Shares issued or issuable thereunder on Form S-8 (or successor forms) under the Securities Act of 1933 within 90 days after the Company has had an Initial Public Offering and is eligible to file such a registration statement, unless at such time (i) the Optionholder could immediately sell all his Shares pursuant to Rule 144 under the Securities Act of 1933, or (ii) the Optionholder's Option or Shares are not eligible for registration on Form S-8 (or successor forms).

        5. Adjustment Upon Change in Capitalization.

           (a) In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock dividend or distribution, recapitalization, combination or reclassification, the Committee will conclusively determine the appropriate adjustments, if any, to be made with respect to the Option, including the number and class of Shares subject to the Option and the appropriate Exercise Price for the Shares in each Series. Such adjustments will be made only by the Committee and when so made will be effective, conclusive and binding for all purposes with respect to this Option.



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           (b) No such adjustments will be required by reason of (i) the issuance or sale by the Company for cash or other consideration of additional shares or securities convertible into or exchangeable for shares (other than issuances to existing shareholders on a proportionate basis at a price substantially below Fair Market Value); or (ii) the repurchase by the Company of any of its shares of stock.

        6. Restrictions on Transfer.

           (a) The Option. The Optionholder may not Transfer the Option (or any portion thereof) except as follows:

               (i) By will or under the laws of descent and distribution; or

               (ii) To one or more Permitted Transferees, provided that (A) each such transferee executes such documents as the Company may require, agrees to be bound by this Plan, and acknowledges that the status or conduct of the Employee to whom the Option was granted may affect the transferee's rights under the Option (such as when the Option ceases to vest or when any Shares may be repurchased by the Company), and (B) the Company is satisfied that such Transfer complies with applicable federal and state securities laws.

           (b) Shares. The Optionholder may not Transfer any Shares acquired pursuant to the exercise of an Option, whether voluntarily, involuntarily, or by operation of law, unless: (i) such Transfer complies with all the terms of this Plan, including the right of first refusal set forth in Section E.7 below, (ii) each transferee executes such documents as the Company may require, agrees to be bound by this Plan, and acknowledges that the status or conduct of the Employee to whom the Option was originally granted may affect the transferee's rights as a shareholder (such as when any Shares may be repurchased by the Company); (iii) each transferee does not, directly or indirectly, promote, participate, or engage in any activity or business competitive with the Company; and (iv) the Company is satisfied that such Transfer complies with applicable federal and state securities laws. Any attempt to Transfer Shares will be void unless the provisions of this Plan are satisfied.

        7. Right of First Refusal.

           (a) Applicable Transactions. The right of first refusal ("ROFR") in this Section E.7 will apply whenever the shareholder intends (or is required by operation of law or otherwise) to sell, pledge or otherwise Transfer any Shares, except that (i) this Section E.7 will not apply to transfers


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by the shareholder (A) by will or under the laws of descent and distribution or
(B) to one or more Permitted Transferees and (ii) this Section E.7 will terminate upon the effective date of the Company's Initial Public Offering (if any).

           (b) Notice. Before making any voluntary transfer of Shares, the shareholder will give written notice to the Company. In the event of a transfer by operation of law or other involuntary transfer, the transferee promptly will give written notice to the Company. In either event, such notice (the "ROFR Notice") must specify: (i) the proposed transferee(s); (ii) the number of Shares to be transferred (the "Applicable Shares"); (iii) the consideration to be received per Share; and (iv) all other material terms relating to the proposed transfer.

           (c) Consideration.

               (i) If the proposed transaction is a transfer of Shares solely for cash, then the Company's option will be to purchase all or any portion of the Applicable Shares upon the same terms and conditions set forth in the ROFR Notice.

               (ii) If the proposed transaction is a transfer of Shares wholly or partially in exchange for property other than cash, the purchase price of such Applicable Shares to the Company will be an amount in cash equal to the fair market value of such property proposed to be received in exchange for the Applicable Shares, as reasonably determined in good faith by the Company (plus the cash, if any, included in the consideration for such Applicable Shares).

               (iii) If the proposed transaction is a pledge or other hypothecation of the ROFR Shares, or a gift or any other Transfer not specifically described in Section E.7(c)(i) or (ii) above, then the Company's option will be either: (A) to lend or otherwise Transfer to the shareholder such consideration as described in the ROFR Notice and otherwise to accept the proposed Transfer of the Applicable Shares upon all the terms and conditions stated therein; or (B) to purchase for cash all or any portion of the Applicable Shares, in which case the purchase price will be the Fair Market Value for the Applicable Shares, as determined by the Company.

               (iv) Whenever any determination of value must be made by the Company pursuant to this Section E.7(c), the ROFR Notice will be deemed delayed for all time periods set forth in this Plan until such determination has been made.



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           (d) Exercise of ROFR.

               (i) The Company will have an assignable option (but not an obligation) to purchase all or any portion of the Applicable Shares. The Company may exercise this option by notifying the shareholder of its election to purchase all of the Applicable Shares within 30 days after the receipt of the ROFR Notice.

               (ii) If the Company elects within such 30 day period to purchase all the Applicable Shares, the shareholder will be obligated to sell, and the Company (or its assignee) will be obligated to purchase, the Applicable Shares for the consideration specified in Section E.7(c) and otherwise on the terms set forth in the ROFR Notice. All parties will use their best efforts to consummate the transaction as promptly as possible.

           (e) Non-Exercise of ROFR. The ROFR will not be deemed exercised unless (i) the Company (or its assignee) elects within the applicable time period specified above to purchase all of the Applicable Shares and (ii) such purchase is consummated within 90 days after the Company's receipt of the ROFR Notice. If the ROFR is not deemed exercised, the shareholder may, subject to Section E.6(b) above, Transfer such Applicable Shares to the proposed transferee(s) for a period of 60 days following the first date on which the ROFR is not exercisable, provided that the other terms of this Plan are satisfied and that such Transfer is not more favorable to the transferee(s) than the terms offered to the Company.

        8. Company's Repurchase Option Upon Termination of Service.

           (a) General. Upon the later of the Employee's Termination of Service or the expiration of the term of the Option set forth in Section E.3 above (the "Valuation Date"), the Company will have an assignable option (but not an obligation) (the "Repurchase Option"), to repurchase all or any portion of the Shares acquired by the Optionholder pursuant to the exercise of the Option.

           (b) Repurchase Price.

               (i) For any Termination of Service other than for Cause, the repurchase price will be the Fair Market Value of the Shares being repurchased, as of the Valuation Date.

               (ii) For any Termination of Service for Cause, the repurchase price will be the lower of (A) the Fair Market Value of the Shares being repurchased, as of the Valuation


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Date, or (B) the purchase price paid to the Company for such Shares.

           (c) Payment.

               (i) The repurchase price may be paid, at the option of the Company, by cash and/or cancellation of all or any portion of any outstanding indebtedness owed by the Optionholder to the Company.

               (ii) The Company may also purchase the Shares in installments as follows: (A) not less than 33.33% of the Shares for cash on the closing date referred to in Section E.8(d); and (B) the balance in two equal annual purchase installments on the anniversary date of the Valuation Date, with the purchase price per Share in each installment equal to the Fair Market Value as of the Valuation Date plus a delayed purchase amount equal to the BankAmerica reference rate applied to the installment payment from the Valuation Date to the installment payment date. The obligation of the Company to purchase, and the obligation of the Optionholder to sell, will be unconditional, subject to tender by the Company of good funds for the purchase on each installment date. The Company may place an appropriate legend on the certificates representing the Shares not yet purchased to reflect the Company's right to purchase said Shares, but the Optionholder will otherwise have all of the rights of a shareholder with respect to such Shares. If the Company fails to tender the purchase price for the Shares then subject to purchase in cash on an installment purchase date, the Optionholder may declare in writing that the purchase obligation is in default and either (x) terminate the purchase option with respect to all unpurchased Shares and recover from the Company the difference between the purchase price on such date and the Fair Market Value of such Shares on such date, if any, or (y) recover from the Company the entire amount of the purchase price for such Shares plus the delayed purchase amount to the date of payment in exchange for such Shares.

           (d) Procedures for Exercise of Repurchase Option. The Company may exercise the Repurchase Option itself or assign the Repurchase Option to one or more other persons, including the other shareholders of the Company. Within 30 days after the Fair Market Value of the Shares has been determined, the Company will notify the Optionholder if it wishes to exercise its Repurchase Option, or if it has assigned the Repurchase Option to other persons who wish to exercise such Repurchase Option. Such notice will set a date for the closing of the transaction not later than 30 days from the date of such notice.



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           (e) Termination Upon IPO. The Repurchase Option will terminate if the effective date of the Company's Initial Public Offering is on or before the closing referred to in Section E.8(d).

        9. Representations of the Employee. The Employee represents and warrants to the Company that:

           (a) No Distribution. The Employee is acquiring the Option and any Shares that may be issued pursuant thereto for Employee's own account, for investment purposes only and not with a view to any distribution of the Option or such Shares.

           (b) Advisors. The Employee acknowledges that (i) he is not represented with respect to this Plan, the Option or any Shares issued pursuant thereto by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, which is counsel to the Company, and (ii) he has had an opportunity to consult his own legal, tax and financial advisors concerning this transaction.

F.      RESTRICTIONS ON EMPLOYEE'S ACTIVITIES

        1. Restrictions on Employee's Activities.

           (a) General. If the Employee breaches any provision set forth in this Section F.1, the Company may, in its discretion, (i) cancel the Retirement Annuity; (ii) cancel any portion of the Option that has not yet been exercised, and (iii) repurchase any Shares that were acquired by the Employee (or any subsequent transferee) pursuant to the exercise of an Option, with the repurchase price for such Shares being an amount equal to the price paid to the Company for such Shares. In addition, the Company will have an assignable option (but not an obligation) to repurchase any other Shares held by the Employee (or any subsequent transferee), with the purchase price for such Shares being their Fair Market Value as of the date such option is exercised. Any payments for such repurchase will be upon the same terms set forth in Section E.8(c) above, and any such repurchase will be exercised pursuant to the procedures set forth in Section E.8(d) above.

           (b) Noncompetition. During the Restrictive Period, the Employee will not carry on or engage as an Interested Party in any business within the Territory that competes, directly or indirectly, with the Business of the Company.

           (c) Assistance to Acquiror. During the Restrictive Period, the Employee will not become associated with (whether through an investment of capital or otherwise), provide services to, or otherwise solicit, aid, assist or cooperate


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with any person, group or entity (an "Acquiror") in any effort to effect a change in control transaction with respect to the Company. Nothing in this Section F.1(c) will be construed to preclude the Employee from owning less than 1% of the outstanding common stock of an Acquiror if the Acquiror's stock is publicly traded and the Employee acquires such stock in the open market.

           (d) Solicitation of Customers. During the Restrictive Period, the Employee will not engage in any unfair competition with the Company. During the Restrictive Period, the Employee will not, without the prior written consent of the Company, directly or indirectly disclose to any person, the names or addresses of any of the Company's customers, clients and other business associates or any other information pertaining to them, or call on, solicit or take away any of the Company's customers, clients or other business associates, either for the Employee or for any other person.

           (e) Solicitation of Employees and Others. During the Restrictive Period, the Employee will not, without the prior written consent of the Company, directly or indirectly seek to persuade any director, officer or employee of the Company to discontinue his or her position with such entity or to become employed or engaged in any activity competitive with the Business of the Company.

           (f) Confidential Information.

                     (i) The Employee will use the Company's Confidential information exclusively for the benefit of the Company, and for no other purpose whatsoever. The Employee will not disclose any Confidential Information to any person unless: (A) such disclosure is in connection with the Employee's employment with the Company; (B) the Employee obtains the prior written consent of the Company; or (C) the Employee is required by law to disclose such Confidential Information.

                     (ii) If the Employee or any of his agents are requested or required by oral questions, interrogatories, depositions, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process to disclose any part of the Confidential Information, the Employee will immediately notify the Company in writing of the existence, terms and circumstances surrounding such a request or requirement so that the Company may take such steps as it deems necessary or appropriate to protect the confidentiality of the Confidential Information. If, in the written opinion of the Employee's counsel, disclosure of any Confidential Information by the Employee or


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
any of the his agents is nonetheless legally required, the Employee or his agents may disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed. The Employee will exercise his best efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information by such tribunal and the parties before it.

           (g) Adverse Actions. During the Restrictive Period, the Employee will not take any action or omit to take any action that the Employee knows or reasonably should know is likely to adversely affect the Company in a material manner.

G.      NO EMPLOYMENT RIGHTS

        1. The adoption of the Plan does not give the Employee any right to continue employment with the Company, or interfere with the right of the Company to discharge the Employee. Except as otherwise provided herein, nothing contained in this Plan shall give the Employee or any beneficiary any right, title or interest in any property of the Company.

H.      CLAIMS PROCEDURE

        1. In the event that the Employee believes benefits hereunder have been improperly determined or denied, the Employee may file a written notice with the Plan Administrator at the address listed below to request a review of the determination.

        2. The Plan Administrator will give written notice of its decision within 90 days after the filing of the request for review unless special circumstances require an extension up to an additional 90 days. If a claim is denied, the notice will (a) specify the reason or reasons for denial, (b) refer to the pertinent Plan provisions on which the denial is based, (c) describe any additional material or information necessary to perfect the claim, and (d) explain the review procedure. The claimant may then appeal the decision by filing a written notice of appeal with the Plan Administrator within 60 days after receipt of the notice of denial.

        3. A claimant or any authorized representative may, before or after filing a notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Plan Administrator will make its decision on the appeal within 60 days after receipt of the


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
appeal (unless special circumstances require an extension of time up to 120 days), and will give a written notice of its decision that specifies the reasons for its decision.

I.      MISCELLANEOUS

        1. Notice. All notices, requests and other communications required or permitted to be given hereunder will be in writing and will be deemed given upon receipt.

        2. Assignment. The Company may assign its rights and delegate its duties under this Plan. This Plan will inure to the benefit of the successors and assigns of the Company and, subject to any restrictions on transfer, be binding upon the Employee and his or her heirs, executors, administrators, successors and assigns.

        3. Entire Agreement. This Plan (together with the Employment Agreement) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings.

        4. Severability. If any provision of this Plan is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended as provided above, it will be stricken, and the remainder of this Plan will remain in full force and effect.

        5. Legend. The certificates representing any Shares acquired pursuant to the Option will bear such legends as the Company deems necessary or appropriate.

        6. Additional Actions. The parties will execute such further documents and take such further action as may reasonably be necessary to carry out the intent of this Plan.

        7. Headings. The section headings contained in this Plan are included for convenience of reference only and are not intended by the parties to be a part of or to affect the meaning or interpretation of this Plan.

J.      OTHER INFORMATION

        1. Legal Process. Any legal process having to do with a denied claim or otherwise should be directed by writing to:

               Norcal Waste Systems, Inc.
               5 Thomas Mellon Circle
               San Francisco, CA  94134-2501
               Attn:  Chief Executive Officer
               (415) 330-1000

        2. Rights and Protections.

           (a) This Plan is intended to provide benefits for a select group of highly compensated employees within the meaning of ERISA. However, it is not subject to most of the requirements of ERISA, nor is the Plan covered by insurance under Title IV of ERISA. Furthermore, the Plan is considered to be an unfunded non-qualified plan for purposes of complying with the Internal Revenue code.

           (b) ERISA provides for the following rights and protections with respect to the Plan. As a participant in the Plan, you are entitled to:

               (i) Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of any documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

               (ii) Obtain copies of Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

           (c) If a participant's claim for a benefit is denied, in whole or in part, the participant must receive a written explanation of the reason for the denial. The participant has the right to have the Plan Administrator review and reconsider his or her claim. Under ERISA there are steps that the participant can take to enforce the above rights. For instance, if the participant requests materials from the Plan Administrator and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay the participant up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

           (d) Neither the Company nor any other person may terminate or otherwise discriminate against an employee in any way to prevent the employee from obtaining a benefit from this Plan or exercising rights under ERISA.

           (e) Questions about the information presented herein should be directed to the employee's supervisor, the Human

Resources Department or the Plan Administrator. Questions about rights under ERISA should be directed to the nearest Area Office of the U.S. Labor Management Services and Administration, Department of Labor.

        3. Plan Name. NORCAL Deferred Compensation and Stock Option Plan.

        4. Plan Number. 005.

        5. Plan Year. The Plan year is the 12-month period corresponding with the Company's fiscal year end.

        6. Type of Plan. The Plan is a Top Hat Plan.

        7. Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company.

        8. Plan Sponsor and Employer's Identification Number (EIN). Norcal Waste Systems, Inc.: 94-2922974.

        9. Name and Address of Plan Administrator. The Compensation Committee of the Board of Directors of Norcal Waste Systems, Inc., 5 Thomas Mellon Circle, San Francisco, CA 94134-2501.

        10. Name and Address of the Agent for Service of Legal Process. Michael Sangiacomo, Norcal Waste Systems, Inc., 5 Thomas Mellon Circle, San Francisco, CA 94134-2501.

        11. Source of Financing of the Plan. The Plan is unfunded, and the cost of benefits provided by the Plan is paid by the Company.

        12. Governing Law. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of California, to the extent not preempted by federal law.

                                CONSENT OF SPOUSE


               I have read the Deferred Compensation and Stock Option Plan ("Plan") concerning Norcal Waste Systems, Inc. and my spouse. I am aware that the Option and any Shares purchased pursuant thereto (including any interest that I may have in them because of community property laws or otherwise) are subject to the provisions of the Plan. In particular, I am aware that the Plan restricts transfer of the Options and the Shares, restricts my spouse's professional activities, and gives the Company an option to repurchase the Shares under certain circumstances. I hereby consent to such restrictions and any such repurchase. I will take no action at any time to hinder operation of the Plan as to the Option or any Shares, or any interest that I may have in the Option or such Shares.



                                           /s/ Janet Moriel
                                           -------------------------------------
                                           (Signature of spouse)

                                    EXHIBIT A

                                   Definitions

               For purposes of the Norcal Deferred Compensation and Stock Option Plan, the following terms are defined as follows:

               "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by or under common control with the Company.

               "Board" means the Board of Directors of the Company.

               "Business" means (a) any aspect of the waste management business, including refuse collecting, recycling and other waste diversion, transfer station and hauling operations, or operation of landfills, or (b) any other business then conducted by the Company during the applicable Restrictive Period, or, if substantial time or resources have been devoted to a proposed business, as proposed to be conducted by the Company at such time.

               "Cause" is defined in Paragraph 4.1 of the EmploymentAgreement.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the Compensation Committee of the Board.

               "Company" means Norcal Waste Systems, Inc. ("Norcal"), and its subsidiaries, including subsidiaries of subsidiaries and partnerships and other business ventures in which Norcal has a significant equity interest, as determined by the Committee.

               "Confidential Information" means all information belonging to the Company, its customers, clients or business associates, which information is protectible as a trade secret under California law, and which may include without limitation, business, marketing, distribution and purchasing plans, techniques and strategies; financial statements, budgets, projections, prices, and costs; customer lists; and know-how, formulae, discoveries, and inventions.

               "Corporate Transaction" means (a) the sale of all or substantially all of the Company's assets, (b) the sale of more than 50% of the Company's outstanding stock to one or more persons who are not shareholders of the Company, (c) a merger, consolidation or other reorganization in which the

Company is not the surviving entity, or in which the Company becomes a subsidiary of another entity, or in which the Company's securities are converted by virtue of such transaction into cash, securities or other property, or (d) the dissolution or liquidation of the Company.

               "Disability" is defined in Paragraph 4.2 of the Employment Agreement.

               "Employee" means Donald Moriel.

               "Employment Agreement" means the Employment Agreement between the Company and the Employee.

               "Employment Termination" means the termination of Employee's employment.

               "ERISA" means the Employee Retirement Income Security Act of 1970, as amended.

               "ESOP" means the Norcal Waste Systems, Inc. Employee Stock Ownership Plan.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such determination, the price per Share determined by the Committee pursuant to the following standards: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the Nasdaq system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be the value established by the Committee in good faith, which value may be (i) the most recent per-Share valuation obtained by the ESOP from third-party consultants in connection with the ESOP's annual allocation of Shares, or (ii) a more recent per-Share valuation obtained by the Committee, at its discretion, from an independent valuation expert.

               "Initial Public Offering" means the consummation of the first underwritten public offering of Shares pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

               "Interested Party" means an owner, shareholder (other than of less than 1% of the outstanding shares of any publicly-held class of stock), partner, creditor, director, officer, agent, manager, operator, salesman, employee or any other participant in any capacity that calls for the rendering of personal services, advice or acts of management, operation or control.

               "Nonqualified Stock Option" means an option which is not intended to quality as an incentive stock option pursuant to Section 422 of the Code.

               "Option" means the option granted to the Employee pursuant to Section E.1 of this Plan.

               "Optionholder" means a person holding the Option, who may be either the Employee or any subsequent transferee permitted under this Plan.

               "Permitted Transferee" means a Participant's ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse which is not for bona fide estate planning purposes), or a trust, partnership, custodianship or other fiduciary account primarily for the benefit of the Participant and/or such ancestors, descendants or spouse.

               "Release" means the Employee's release of all claims against the Employer, substantially in the form set forth in Paragraph 7 of the Employment Agreement.

               "Restrictive Period" means (a) the period the Participant is employed by, or providing services to, the Company; and (b) the period beginning on the Termination Date and continuing until the earlier of (i) three years after such date, or (ii) such time as neither the Company nor any person acquiring the goodwill or the stock of the Company carries on a substantially similar Business within the Territory.

               "Retirement" means the voluntary termination of Employee's employment with Employer upon reaching the age of 65.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means the common stock, par value $.01 per share, of the Company.

               "Termination Date" means the date on which a Termination of Service occurs.

               "Termination of Service" means the Employee ceases to be employed by, or provide consulting services to, the Company for any reason.

               "Territory" means, at any particular time, each and every city and county within California or any other state where the Company is carrying on or proposes to carry on its Business.

               "Transfer" includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition of the Option or Shares.

               "Unforeseeable Emergency" means a severe financial hardship resulting from a sudden and unexpected illness or accident of Employee or of a dependent of Employee, loss of Employee's property due to casualty, natural disasters or acts of God, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Employee. The circumstances that will constitute an "Unforeseeable Emergency" depend upon the facts of each case but, in any case, payment may not be made in the event that such hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of Employee's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.

               "Valuation Date" is defined in Section E.8(a) above.

                                    EXHIBIT B

                          NOTICE OF EXERCISE OF OPTION

Norcal Waste Systems, Inc.
5 Thomas Mellon Circle
San Francisco, CA  94134
Attn:  President


               The undersigned is the holder of the Option granted pursuant to that certain Deferred Compensation and Stock Option Plan (the "Plan") concerning Norcal Waste Systems, Inc. (the "Company") and Donald Moriel. I hereby elect to exercise the Option and to purchase ________________________ shares of the Company's common stock (the "Shares"). I agree to deliver payment for these Shares as follows:
- -----------------------------------
- -------------------------------------------------------------
- ------------------------------------------------------------.

               I hereby represent and warrant as follows:

               (a) Investment Intent. I am acquiring the Shares for my own account and do not intend to resell the Shares.

               (b) Advisors. I acknowledge that I have been advised to consult my own legal, tax and financial advisors ("Advisors") concerning this transaction.

               (c) Experience. I am aware of and familiar with the Company's business affairs and financial condition. I and my Advisors, if any, have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

               (d) Risks. I understand that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that I must bear the economic risks of an investment in the Shares for an indefinite period of time. I am able to bear these economic risks and to hold the Shares for an indefinite period.

               (e) Information. I and my Advisors, if any, have received all information with respect to the Company which we have requested and have deemed relevant in connection with an evaluation of the merits and risks of purchasing the Shares, and do not desire any further information or data with respect to the Company.

               (f) Transfer Restrictions. I understand that the Shares (i) are subject to the transfer restrictions set forth in Sections E.6 and E.7 of the Plan and the repurchase provisions in Sections E.8 and F.1 of the Plan, and (ii) may have to be held indefinitely unless they are subsequently registered under federal and state securities laws, or unless an exemption from such registration is available.



Dated:
      ----------------------              --------------------------------------
                                                      (Signature)

INSTRUCTIONS FOR ISSUANCE OF SHARE CERTIFICATE:


Name (please print):
                        -----------------------------------------------------

Mailing Address:
                      -------------------------------------------------------

Social Security Number:
                         ----------------------------------------------------


                                       B-2